Exhibit 10.12

EXECUTION VERSION

AMENDMENT NUMBER 2

TO SECOND AMENDED AND RESTATED INDENTURE

THIS AMENDMENT NUMBER 2, dated as of June 8, 2006 (this “Amendment”), to the Second Amended and Restated Indenture, dated as of May 26, 2005 (as amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, the “Indenture”), each by and between TEXTAINER MARINE CONTAINERS LIMITED, a company organized and existing under the laws of Bermuda (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the “Indenture Trustee”).

WITNESSETH:

WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Indenture;

WHEREAS, the parties desire to amend the Indenture in order to modify certain provisions of the Indenture;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned in the Indenture.

SECTION 2. Full Force and Effect. Other than as specifically modified hereby, the Indenture shall remain in full force and effect in accordance with the terms and provisions thereof and is hereby ratified and confirmed by the parties hereto.

SECTION 3. Amendments to the Indenture. Pursuant to Section 1001 or 1002 of the Indenture (as applicable), effective on the date hereof, following the execution and delivery hereof,

(a) The following shall be added immediately after the word “Policy” in the last line of the definition of “EBIT” in Section 101 of the Indenture:

“and excluding unrealized gains or losses arising from implementation of Statement of Financial Accounting Standards No. 133 issued by the Financial Accounting Standards Board”

(b) Clause (xii) of the definition of “Eligible Container” in Section 101 of the Indenture shall be amended and restated in its entirety to read as follows:

“(xii) [reserved];”

(c) The text “; and” at the end of clause (xxiii) of the definition of “Eligible Container” in Section 101 of the Indenture shall be deleted and replaced with the following:

“provided, further, any Containers subject to any such Lease shall not count against the limitation contained in this paragraph (xxiii) following delivery to the Rating Agencies of an Opinion of Counsel satisfactory to the Rating Agencies to the effect that the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727, 41 U.S.C. 15), has been complied with by the Issuer (or an agent thereof) regarding such Containers; and”

(d) Clause (i) of the definition of “Rated Institutional Person” in Section 101 of the Indenture is hereby amended by adding the words “Bank S.A./N.V.” immediately after the word “Fortis” therein.

(e) The definition of “Series Enhancer Default” in Section 101 of the Indenture is hereby amended and restated in its entirety to read as follows:

“Series Enhancer Default: With respect to any Series, this term shall have the meaning set forth in the related Supplement.”

(f) The definition of “Step Up Warehouse Interest” in Section 101 of the Indenture is hereby amended and restated in its entirety to read as follows:

“Step Up Warehouse Fee: The incremental fee payable by the Issuer on the Warehouse Notes upon the occurrence and continuance of an Early Amortization Event or Event of Default.”

(g) Section 1001(a)(ix) of the Indenture is hereby amended and restated in its entirety to read as follows:

“(ix) to increase the maximum commitment to fund under all of the Warehouse Notes to not more than Four Hundred Million Dollars ($400,000,000), provided notice is given to the Rating Agencies, no Event of Default, no Series Enhancer Default and no Early Amortization Event is existing on the date of such increase or would result from such increase and all other necessary consents are obtained.”

(h) Section 205(a) of the Indenture is hereby amended and restated in its entirety to read as follows:

“(a) The Indenture Trustee shall keep at its Corporate Trust Office books for the registration and transfer of the Notes (the “Note Register”). The Issuer hereby appoints the Indenture Trustee as its registrar (the “Note Registrar”) and transfer agent to keep such books and make such registrations and transfers as are hereinafter set forth in this Section 205 and also authorizes and directs the Indenture Trustee to provide a copy of such registration record to each of the Administrative Agent and the Manager upon their request. The names and addresses of the Holders of all Notes and all transfers of, and the names and addresses of the transferee of, all Notes will be registered in such Note Register. The Person in whose name any Note is registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Indenture, and the Indenture Trustee, the related Series Enhancer and the Issuer shall not be affected by any notice or knowledge to the contrary. The related Series Enhancer and, if a Person other than the Indenture Trustee is appointed by the Issuer to maintain the Note Register, the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes. If a Person other than the Indenture Trustee is appointed by the Issuer to maintain the Note Register, the Issuer will give the Indenture Trustee and the Administrative Agent prompt written notice of such appointment and of the location, and any change in the location, of the successor note registrar.”

(i) The second sentence of Section 624 of the Indenture is hereby deleted.

(j) The words “Step Up Warehouse Interest” shall be replaced with the words “Step Up Warehouse Fee” in each instance where such words appear in the Indenture.

SECTION 4. Representations, Warranties and Covenants. (a) The Issuer hereby confirms that each of the representations, warranties, agreements and covenants set forth in the Indenture are true and correct as of the date first written above with the same effect as though each had been made as of such date, except to the extent that any of such covenants expressly relate to earlier dates.

(b) The Issuer hereby represents and warrants that (i) it is duly authorized to execute, deliver and perform its obligations set forth in this Amendment and this Amendment has been duly authorized, executed and delivered by all requisite corporate and, if required, equityholder action, (ii) the execution, delivery and performance by it of this Amendment shall not (1) result in the breach of, or constitute (alone or with notice or with the lapse of time or both) a default under, any material indenture, agreement or instrument to which it or any of its affiliates are a party or (2) violate (A) any provision of law, statute, rule or regulation, or certificate or organizational documents or other constitutive documents of it, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which it or any of its affiliates, are a party or by which any of them or any of their property is or may be bound, (iii) this amendment constitutes its legal, valid and binding obligation, enforceable against it (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity), and (iv) no Conversion Event, Early Amortization Event, Event of Default or Manager Default nor any event that with the passage of time or the giving of notice or both would constitute a Conversion Event, Early Amortization Event, Event of Default or Manager Default has occurred.

SECTION 5. Effectiveness of Amendment.

(a) This Amendment shall become effective as of the date first written above.

(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c) Upon receipt of an Opinion of Counsel in form and substance reasonably acceptable to the Requisite Global Majority and after the execution and delivery hereof, (i) this

Amendment shall be a part of the Indenture, and (ii) each reference in the Indenture to “this Indenture” and “hereof”, “hereunder” or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to the Indenture as amended or modified hereby.

SECTION 6. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. A facsimile counterpart shall be effective as an original.

SECTION 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES; PROVIDED THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Consent to Jurisdiction. The parties hereto hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in New York County, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Amendment, any rights or obligations hereunder, or the performance of such rights and obligations.

SECTION 9. No Novation. Notwithstanding that the Indenture is hereby amended by this Amendment as of the date hereof, nothing contained herein shall be deemed to cause a novation or discharge of any existing indebtedness of the Issuer under the original Indenture or the security interest in the Collateral created thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.

TEXTAINER MARINE CONTAINERS LIMITED

By:	/s/ Dudley R. Cottingham
Name:	Dudley R. Cottingham
Title:	Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Kristen L. Puttin
Name:	Kristen L. Puttin
Title:	Corporate Trust Officer

The undersigned hereby consents to the

amendment to the Indenture:

AMBAC ASSURANCE CORPORATION, as Series Enhancer for the Series 2005-1 Notes, as Series Enhancer for the Series 2000-1 Notes and as Requisite Global Majority

By:	/s/ John P. Siris
Name:	John P. Siris
Title:	Vice President